Exhibit 10.2

Execution Version

WYNDHAM DESTINATIONS, INC.

$650,000,000 6.625% Senior Secured Notes due 2026
Purchase Agreement
July 20, 2020

BofA Securities, Inc.One Bryant Park
New York, NY 10036
As Representative of the
several Initial Purchasers listed in Schedule II hereto

Ladies and Gentlemen:
Wyndham Destinations, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to issue and sell to the several Initial Purchasers named in Schedule II hereto (the “Initial Purchasers”), for whom you (the “Representative”) are acting as representative, the principal amount of its 6.625% Senior Secured Notes due 2026 (the “Securities”) identified in Schedule II hereto, to be issued under the indenture (the “Base Indenture”), dated December 13, 2019, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), and a second supplemental indenture between the Company and the Trustee to be dated the Closing Date (as defined below) (together with the Base Indenture, the “Indenture”).
As of the Closing Date, the Securities will be designated by the Company in writing (the “Secured Obligation Designation”) to the Collateral Agent (as defined below), as “Notes”, and the obligations represented thereby as “Note Obligations”, in each case, under that certain Security Agreement, dated as of May 31, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement” and, together with the Secured Obligation Designation, the “Security Documents”) among the Company, the other grantors party thereto from time to time and Bank of America, N.A., as collateral agent (in such capacity, the “Collateral Agent”). The Securities will thereby be secured as of the Closing Date (and to the extent and for so long as such obligations are required to be secured pursuant to the terms of the Indenture) by a first priority lien (subject to Permitted Liens (as defined in the Disclosure Package (as defined below) and the Offering Memorandum) and other exceptions described in the Security Agreement) on the Collateral (as defined in the Security Agreement) on a pari passu basis with the Company’s obligations under (i) the Credit Agreement dated May 31, 2018 (as amended by the First Amendment dated July 15, 2020, and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Company, the lenders from time to time party thereto and Bank of America, N.A., as administrative and collateral agent, (ii) the Company’s outstanding 5.625% Notes due 2021, 4.25% Notes due 2022, 3.90% Notes due 2023, 5.40% Notes due 2024, 6.35% Notes due 2025, 5.75% Notes due 2027 and 4.625% Notes due 2030 and (iii) such other obligations as may be secured on the Collateral on a pari passu basis with the foregoing from time to time pursuant to the terms thereof.
To the extent there are no additional Initial Purchasers listed on Schedule II other than you, the term Representative as used herein shall mean you, as Initial Purchaser, and the term Initial Purchasers shall mean either the singular or plural as the context requires. The use of neuter in this Agreement shall include the feminine and masculine wherever appropriate.
The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum dated July 20, 2020 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this purchase agreement (the “Agreement”). The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the Disclosure Package and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. References herein to the Preliminary Offering Memorandum, the Disclosure Package and the Offering Memorandum shall be deemed to refer to and include the documents incorporated by reference therein and any reference to “amend,” “amendment” or “supplement” with respect to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any documents filed after such date and incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum.
At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the Disclosure Package (as defined below).
1.Representations and Warranties. The Company represents and warrants to, and agrees with, each Initial Purchaser as set forth below in this Section 1.
(a)    The Preliminary Offering Memorandum, as of its date, did not, the Disclosure Package, at the Time of Sale, did not, and at the Closing Date, will not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Initial Purchaser through the Representative specifically for inclusion in the Preliminary Offering Memorandum, the Disclosure Package or the Offering Memorandum (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 7(b) hereof.
(b)    As of the Execution Time, (i) the Disclosure Package and (ii) each electronic road show related to the Securities, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 7(b) hereof.
(c)    The Company (including it agents and representatives, other than the Initial Purchasers in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or their agents and representatives (other than a communication referred to in clauses (i) and (ii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) a term sheet substantially in the form of Schedule IV hereto, and (iv) any electronic road show or other written communications. Each such Issuer Written Communication, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Written Communication based upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 7(b) hereof.
(d)    The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Offering Memorandum, will not be an “investment company” required to be registered under the Investment Company Act of 1940, as amended.
(e)    The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated in this Agreement).
(f)    The statements in the Disclosure Package and the Offering Memorandum under the caption “Description of notes,” insofar as such statements purport to summarize certain provisions of the Indenture and the Securities, fairly summarize such provisions in all material respects.

(g)    The Company has not taken, directly or indirectly, any action designed to constitute or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(h)    Each of the Company and its Significant Subsidiaries has been duly incorporated or formed and is validly existing in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Offering Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification, except to the extent that the failure to so qualify or be in good standing, individually or in the aggregate, would not have a material adverse effect, or would not constitute a development involving a prospective change which would have a material adverse effect, on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).
(i)    All the outstanding shares of capital stock of the Company and each Significant Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. Except as otherwise set forth in the Disclosure Package and the Offering Memorandum, all outstanding shares of capital stock of the subsidiaries are owned by the Company, either directly or through wholly owned subsidiaries, free and clear of any security interest, claim, lien or encumbrance (other than any security interest, claim, lien or encumbrance created, imposed or permitted pursuant to the terms of the Security Documents), except as would not have a Material Adverse Effect.
(j)    The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Offering Memorandum; the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Offering Memorandum; the outstanding shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), have been duly authorized and validly issued and are fully paid and nonassessable; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Disclosure Package and the Offering Memorandum, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.
(k)    This Agreement has been duly authorized, executed and delivered by the Company; the Indenture has been duly authorized by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company, will constitute a valid and legally binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); and the Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Company, will be fully paid and nonassessable, and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).
(l)    The Company has all requisite corporate or similar power and authority to execute, deliver and perform its obligations under each Security Document. At or prior to the Closing Date, each of the Security Documents will have been duly authorized by the Company and, when executed and delivered by the Company, each of the Security Documents will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity). The Secured Obligation Designation, when executed and delivered in connection with the sale of the Securities, and the Security Agreement will create in favor of the Collateral Agent, for the benefit of itself, the Trustee and the holders of the Securities, valid and enforceable security interests in and first priority liens (subject to Permitted Liens (as defined in the Disclosure Package and the Offering Memorandum) and other exceptions described in the Security Agreement) on the Collateral, which will be perfected security interests, if applicable in the relevant jurisdiction.
(m)    No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, or in the Indenture, except (i) such as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold or (ii) such as may be required to perfect the Collateral Agent’s security interests granted pursuant to the Security Documents (including the making or procuring of appropriate registrations, filings, endorsements, stampings, intimation and/or the taking of other actions in accordance with local laws and/or notifications of the Security Documents and/or the liens created thereunder).
(n)    None of the execution and delivery of this Agreement or the Indenture, the issuance and sale of the Securities, or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries (other than any lien, charge or encumbrance created or imposed pursuant to the Security Documents) pursuant to (i) the charter or bylaws or comparable constituting documents of the Company or any of its Significant Subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other similar agreement, obligation or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except in the case of clauses (ii) and (iii) above, for any such conflicts, breaches, violations, liens, charges or encumbrances as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance by the Company of this Agreement or the Indenture, the issuance and sale of the Securities or the consummation of any of the transactions contemplated herein or therein.
(o)    The consolidated and combined historical financial statements and schedules of the Company and its consolidated subsidiaries incorporated by reference in the Disclosure Package and the Offering Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X, except as otherwise stated therein, and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The interactive data in eXtensible Business Reporting Language incorporated by reference in the Disclosure Package and the Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(p)    No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance by the Company of this Agreement or the Indenture, or the consummation of any of the transactions contemplated hereby or thereby, or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Offering Memorandum (exclusive of any amendment or supplement thereto made after the date hereof).
(q)    Each of the Company and its subsidiaries owns or leases all such tangible properties as are necessary to the conduct of its operations as presently conducted, except as would not have a Material Adverse Effect.
(r)    Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter or bylaws or comparable constituting documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other similar agreement, obligation or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii) above for any such violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(s)    Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated historical financial statements and schedules incorporated by reference in the Disclosure Package and the Offering Memorandum, are an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations of the Public Company Accounting Oversight Board (United States) and as required by the Act.
(t)    The Company and its subsidiaries have filed all applicable tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Offering Memorandum (exclusive of any amendment or supplement thereto made after the date hereof)) and have paid all taxes required to be paid by them and any other tax assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such tax assessment, fine or penalty that is currently being contested in good faith or as would not have individually or in the aggregate a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Offering Memorandum (exclusive of any amendment or supplement thereto made after the date hereof).
(u)    No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or to the knowledge of the Company is threatened or imminent, except as would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Offering Memorandum (exclusive of any amendment or supplement thereto made after the date hereof).
(v)    To the Company’s best knowledge, except as disclosed in the Disclosure Package and the Offering Memorandum (exclusive of any amendment or supplement thereto made after the date hereof), no disputes exist or, to the Company’s knowledge, are threatened with any franchisee of the Company or any of its subsidiaries (each a “Franchisee”) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(w)    Each Franchisee is such by virtue of being a party to a franchise contract with either the Company or a subsidiary thereof and assuming each such contract has been duly authorized, executed and delivered by the parties thereto, other than the Company or a subsidiary thereof, each such contract constitutes a valid and legally binding obligation of each party thereto, enforceable against the Company or a subsidiary thereof in accordance with its terms, except (i) for any one or more of such franchise contracts as would not have a Material Adverse Effect, and (ii) to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
(x)    The Company and each of its Significant Subsidiaries have complied and are currently complying with the rules and regulations of the United States Federal Trade Commission and the comparable laws, rules and regulations of each state or state agency applicable to the franchising business of the Company and such Significant Subsidiary in each state in which the Company or such Significant Subsidiary is doing business, except for any non-compliance that (individually or in the aggregate with any other such non-compliance) would not reasonably be expected to have a Material Adverse Effect.
(y)    No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated in the Disclosure Package and the Offering Memorandum (exclusive of any amendment or supplement thereto made after the date hereof).
(z)    The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are to the knowledge of the Company in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect except as set forth in or contemplated in the Disclosure Package and the Offering Memorandum (exclusive of any amendment or supplement thereto made after the date hereof).
(aa)    The Company and its subsidiaries possess all governmental licenses, certificates, permits and other authorizations issued by all applicable governmental authorities necessary to conduct their respective businesses, except where failure to possess would not have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Offering Memorandum (exclusive of any amendment or supplement thereto made after the date hereof).
(bb)    The Company and each of its subsidiaries maintain a system of internal accounting controls to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries are not aware of any material weakness in their internal control over financial reporting. The Company and its subsidiaries maintain adequate “disclosure controls and procedures” (as such term is defined in Rule 13a-15e under the Exchange Act); such disclosure controls and procedures are effective.
(cc)     Except as described in the Disclosure Package and the Offering Memorandum, with respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option designated by the Company at the time of grant as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange and any other exchange on which Company securities are traded, (iv) the per share exercise price of each Stock Option was no less than the fair market value of a share of Common Stock on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with generally accepted accounting principles in the United States in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no, nor has there been any, policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.
(dd)    The Company and its subsidiaries are (i) in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Offering Memorandum (exclusive of any amendment or supplement thereto made after the date hereof). Except as set forth in the Disclosure Package and the Offering Memorandum, neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
(ee)     In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Offering Memorandum (exclusive of any amendment or supplement thereto made after the date hereof).
(ff)    The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of its subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Code is so qualified; each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.
(gg)    None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA, and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or, to the knowledge of the Company, investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries that could have a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that could have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Financial Accounting Standards Board ASC 715, Compensation—Retirement Benefits) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.
(hh)    Subject to the exceptions set forth in clauses (ii) through (iv) of the second sentence of this Section 1(hh), the Company and/or its subsidiaries own, possess, license or have other rights to use all patents, trade and service marks, trade names, copyrights, domain names (in each case including all registrations and applications to register same), inventions, trade secrets, technology and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Preliminary Offering Memorandum and the Offering Memorandum to be conducted (collectively, the “Company Intellectual Property”) free and clear of all liens or other similar encumbrances (other than any lien or encumbrance created or imposed pursuant to the terms of the Security Documents), except as would not have a Material Adverse Effect or as set forth in the Preliminary Offering Memorandum or the Offering Memorandum. Except as would not have a Material Adverse Effect or as set forth in the Preliminary Offering Memorandum or the Offering Memorandum, (i) to the knowledge of the Company, there is no infringement or other violation by third parties of any Company Intellectual Property owned by the Company or any of its subsidiaries; (ii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by any third-party challenging the Company’s or its subsidiaries’ rights in or to any Company Intellectual Property, and to the knowledge of the Company, there is no reasonable basis for any such claim; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by any third-party against the Company challenging the validity, scope or enforceability of any Company Intellectual Property owned by the Company or the Company’s use of any Company Intellectual Property, and to the knowledge of the Company, there is no reasonable basis for any such claim; and (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by any third-party that the Company or any subsidiary infringes or otherwise violates any Intellectual Property of any third-party, and to the knowledge of the Company there is no reasonable basis for any such claim.

(ii)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(jj)    None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is currently the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the United Nations Security Council (“UNSC”), the European Union or Her Majesty’s Treasury (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity to fund or facilitate any activities of or business with any person that, at the time of such funding, is the subject of Sanctions or in any other manner that violates Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with Crimea, Cuba, Iran, North Korea or Syria.
(kk)    On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.
(ll)    Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.
(mm)    None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of

Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”) with respect to the Securities, and all such persons have complied with the offering restrictions requirement of Regulation S.
(nn)    Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2(b) (including Schedule V hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.
(oo)    There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.
(pp)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee or other person associated with or acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure compliance with the FCPA.
(qq)    The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect in all material respects their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.
(rr)    Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.
2.    Purchase and Resale.
(a)    Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Initial Purchaser’s name in Schedule II hereto.
(b)    It is understood that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Disclosure Package. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:
(i)    it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”);
(ii)    it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and
(iii)    neither it nor any person engaged by it has solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A)
to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B)	in accordance with the restrictions set forth in Schedule V hereto.
(c)     Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 5(b) and 5(c), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Schedule V hereto), and each Initial Purchaser hereby consents to such reliance.
(d)    The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser; provided that such offers and sales shall be made in accordance with the provisions of this Agreement (including Schedule V hereto).
3.    Delivery and Payment. Delivery of and payment for the Securities shall be made on the Closing Date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.
4.    Agreements. The Company agrees with the several Initial Purchasers that:
(a)    At any time prior to the completion of the initial sale of the Securities by the Initial Purchasers, the Company will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.
(b)    Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to the Disclosure Package or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed

Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representative reasonably objects.
(c)    The Company will arrange, if necessary, for the qualification of the Securities for sale under the “blue sky laws” of such jurisdictions as the Representative may reasonably request and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representative of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale under the “blue sky laws” in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
(d)    If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.
(e)    While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
(f)    The Company will not, and will not permit any of its affiliates which the Company controls to, resell any Securities that have not been acquired by any of them unless such Securities are separately identified by a separate CUSIP number, if necessary.
(g)    Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(h)    None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S with respect to the Securities, and all such persons will comply with the offering restrictions requirement of Regulation S.
(i)    Except as described in the Disclosure Package and Offering Memorandum, the Company will not, without the prior written consent of BofA Securities, Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Securities, commercial paper notes or asset-backed securities in the course of ordinary business) or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto.
(j)    The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(k)    The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture, the issuance of the Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of the Preliminary Offering Memorandum, the Offering Memorandum and each Issuer Written Communication, and each amendment or supplement to any of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Offering Memorandum, the Offering Memorandum and each Issuer Written Communication, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) if required, any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (vii) if required, any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such filings); (viii) the reasonable transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder; (xi) fees and expenses of the Trustee and the Collateral Agent (including fees and expenses of counsel); and (xii) the fees and expenses incurred with respect to creating, documenting and perfecting the security interests in the Collateral as contemplated by the Security Documents (including the reasonable related fees and expenses of counsel to the Initial Purchasers for all periods prior to and after the Closing Date).
(l)    The Company shall take all actions and make all filings required in connection with the perfection and maintenance of security interests in favor of the Collateral Agent for the benefit of the holders of the Securities in the Collateral as and to the extent required by the Indenture and the Security Documents.
5.    Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
(a)    The Company shall have delivered, or cause to be delivered to the Representative and the Collateral Agent the Secured Obligation Designation, in form and substance reasonably satisfactory to the Representative and executed by the Company and the Company shall make payment or arrangements for payment of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Security Documents and the security interests required thereby, if any.
(b)    The Company shall have requested and caused Kirkland & Ellis LLP, counsel for the Company, and in-house counsel of the Company to furnish to the Representative on the Closing Date their opinions, dated the Closing Date and addressed to the Representative, in form and substance reasonably satisfactory to the Representative. In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the jurisdiction of incorporation of the Company, the State of New York or the federal laws of the United States, to the extent they deem proper and specify such reliance in such opinions, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References therein to the Offering Memorandum shall also include any supplements thereto at the Closing Date.

(c)    On the Closing Date, the Representative shall have received from Davis Polk & Wardwell LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Indenture, the Disclosure Package, the Offering Memorandum (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
(d)    The Company shall have furnished to the Representative a certificate of the Company, signed by and in their capacity as such (x) the Chairman of the Board, the President or any Senior Vice President and (y) the principal financial or accounting officer of the Company or the Treasurer, dated the Closing Date, to the effect that the signers of such certificate have reviewed the Disclosure Package, the Offering Memorandum and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:
(i)    the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;
(ii)    since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Offering Memorandum (exclusive of any supplement thereto), there has been no material adverse effect, and no development involving a prospective change which would have a material adverse effect, on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Offering Memorandum (exclusive of any supplement thereto).
(e)    At the Execution Time and at the Closing Date, the Company shall have requested and caused Deloitte & Touche LLP to furnish to the Representative letters, dated respectively as of the Execution Time and as of the Closing Date, in the form agreed with counsel for the Initial Purchasers confirming that they are independent accountants within the meaning of the Exchange Act and the applicable published rules and regulations thereunder. References therein to the Offering Memorandum shall also include any supplement thereto at the date of the letter.
(f)    Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Offering Memorandum (exclusive of any supplement thereto), as the case may be, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Offering Memorandum (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated the Disclosure Package and the Offering Memorandum (exclusive of supplement thereto).
(g)    Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as such term is defined by the Commission in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
(h)    At the time of execution of this Agreement and on the Closing Date, the Company shall have furnished to the Representative a certificate, dated the time of execution of this Agreement and the Closing Date, respectively, of the Company’s chief financial officer with respect to certain financial information contained in the Preliminary Offering Memorandum, the Disclosure Package and the Offering Memorandum in form and substance reasonably satisfactory to the Representative.
(i)    Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.
If any of the conditions specified in this Section 5 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
The documents required to be delivered by this Section 5 shall be delivered at the office of Davis Polk & Wardwell LLP, counsel for the Initial Purchasers, at 450 Lexington Avenue, New York, New York 10017, on the Closing Date.
6.    Reimbursement of Initial Purchasers’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through BofA Securities, Inc. on demand for all reasonable out-of-pocket costs and expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
7.    Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Disclosure Package, the Offering Memorandum or any Issuer Written Communication, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
(b)    Each Initial Purchaser severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with respect to any losses, claims, damages or liabilities that arise out of or are based upon any untrue statements or omission made in written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Plan of Distribution” (ii) the list of Initial Purchasers and their respective participation in the sale of the Securities and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Offering Memorandum and the Offering Memorandum constitute the only information furnished in writing by or on behalf of the several Initial Purchasers for inclusion in any Preliminary Offering Memorandum, the Disclosure Package, the Offering Memorandum or any Issuer Written Communication.

(c)    Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise have knowledge of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to assume the defense of any such action and appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(d)    In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser (except as may be provided in any agreement among Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total underwriting discounts and commissions, as provided in this Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule II hereto.
8.    Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser or Initial Purchasers hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Offering Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company and any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.
9.    Termination. (a) This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange or the Nasdaq Global Market shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a material disruption in securities settlement, payment of clearance services in the United States shall have occurred; (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering, sales or delivery of the Securities as contemplated by the Disclosure Package or the Offering Memorandum (exclusive of any amendment or supplement thereto).
(b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4(k) and Section 6 herein. Notwithstanding any such termination, the provisions of Section 7 and Section 10 shall remain in effect.
10.    Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.
11.    Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to BofA Securities, Inc., One Bryant Park, New York, NY 10036, Facsimile: (212) 901‑7897, Attention: High Yield Legal Department; or, if sent to the Company, will be mailed, delivered or telefaxed to (973) 753-6496 and confirmed to it at 22 Sylvan Way, Parsippany, New Jersey 07054, attention of the Legal Department.
12.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.
13.    Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Initial Purchasers, or any of them, with respect to the subject matter hereof.
14.    Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
15.    Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
16.    No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Initial Purchasers and any affiliate through which it may be acting, on the other, and does not constitute a recommendation, investment advice, or solicitation of any action by the Initial Purchasers, (b) the Initial Purchasers are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Initial Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Initial Purchasers have advised or are currently advising the Company on related or other matters). The Company agrees that it will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto, and none of the activities of the Initial Purchasers in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Initial Purchasers with respect to any entity or natural person.
17.    Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
18.    Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
19.    Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.
“BHC Act Affiliate” shall have the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
“Commission” shall mean the Securities and Exchange Commission.
“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Disclosure Package” shall mean the Preliminary Offering Memorandum, as supplemented and amended by any written communications listed on Schedule III hereto.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
“Regulations S-X” shall mean Regulation S-X under the Act.
“Significant Subsidiary” shall have the meaning specified in Rule 1-02 of Regulation S-X.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B” and “Rule 433” refer to such rules under the Act.
“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
20.    Recognition of the U.S. Special Resolution Regimes.
(a)    In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
21.    Reaffirmation.
(a)    Company, on behalf of itself and each of the other Loan Parties (as defined in the Credit Agreement), hereby reaffirms all of their respective obligations and liabilities under the Loan Documents (as defined in the Credit Agreement) to which such Loan Party is a party, as such obligations and liabilities have been supplemented by the Indenture and the Secured Obligation Designation and acknowledges and agrees that such obligations and liabilities remain in full force and effect.
(b)    Company, on behalf of itself and each of the other Loan Parties, hereby irrevocably and unconditionally ratifies each Loan Document to which such Loan Party is a party (as such Loan Documents are amended or supplemented to and including the date hereof) and ratifies and reaffirms such Loan Party’s grant of liens and security interests under the Collateral Documents (as defined in the Credit Agreement) and confirms that the liens and security interests granted thereunder continue to secure the Secured Obligations (as defined in the Security Agreement), including, without limitation, any additional Secured Obligations resulting from or incurred pursuant to the Loan Documents.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Initial Purchasers.
Very truly yours,

Wyndham Destinations, Inc.
By:
Name:
Title:

[Signature page to Purchase Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

BofA Securities, Inc.
By:
Name:
Title:

For itself and the other several Initial Purchasers, if any, named in Schedule II to the foregoing Agreement.

[Signature page to Purchase Agreement]

SCHEDULE I
Purchase Agreement dated July 20, 2020
Representative: BofA Securities, Inc.
Title and Purchase Prices of Securities:
Title:
6.625% Senior Secured Notes due 2026
Principal amount:
$650,000,000 of the 6.625% Senior Secured Notes due 2026

Purchase price:
98.875% of the principal amount of the 6.625% Senior Secured Notes due 2026
Closing Date, Time and Location: July 24, 2020 at 10:00 a.m. at Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017.
Type of Offering: Non-delayed
Date referred to in Section 4(i) after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of BofA Securities, Inc.: the first Business Day that is at least 15 calendar days after the Closing Date

SCHEDULE I

SCHEDULE II

Initial Purchaser	Principal Amount of the Securities to be Purchased
BofA Securities, Inc.	$162,500,000
Deutsche Bank Securities Inc.	61,750,000
J.P. Morgan Securities LLC	61,750,000
Barclays Capital Inc.	45,500,000
Credit Suisse Securities (USA) LLC	45,500,000
Goldman Sachs & Co. LLC	45,500,000
MUFG Securities Americas Inc.	45,500,000
Scotia Capital (USA) Inc.	45,500,000
SunTrust Robinson Humphrey, Inc.	45,500,000
Wells Fargo Securities, LLC	45,500,000
HSBC Securities (USA) Inc.	26,000,000
Comerica Securities, Inc.	9,750,000
U.S. Bancorp Investments, Inc.	9,750,000
Total	$650,000,000

SCHEDULE II

SCHEDULE III

Schedule of additional written communications included in the Disclosure Package

1) Pricing Term Sheet dated July 20, 2020 of the Company with respect to the Securities

SCHEDULE III

SCHEDULE IV

Pricing Term Sheet

Strictly Confidential
Pricing Term Sheet, dated July 20, 2020
to Preliminary Offering Memorandum dated July 20, 2020
$650,000,000 6.625% Senior Secured Notes due 2026

This pricing term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum, dated July 20, 2020 (the “Preliminary Offering Memorandum”). The information in this pricing term sheet supplements the Preliminary Offering Memorandum and updates and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum. Terms used and not defined herein have the meanings assigned in the Preliminary Offering Memorandum.
The notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. The notes may not be offered or sold in the United States or to U.S. persons (as defined in Regulation S) except in transactions exempt from, or not subject to, the registration requirements of the Securities Act. Accordingly, the notes are being offered only to (1) persons reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

SCHEDULE IV-1

Issuer:	Wyndham Destinations, Inc.
Title of Securities:	$650,000,000 6.625% Senior Secured Notes due 2026
Expected Ratings (Moody’s / S&P / Fitch):*	Ba3 (negative) / BB- (negative) / BB+ (negative)
Trade Date:	July 20, 2020
Settlement Date:	July 24, 2020 (T+4)
Principal Amount:	$650,000,000
Maturity Date:	July 31, 2026
Interest Rate:	6.625% per annum
Offering Price:	100.000% of the principal amount
Gross Proceeds to Issuer:	$650,000,000
Distribution:	Rule 144A / Regulation S (no registration rights)
Yield to Maturity:	6.625%
Interest Payment Dates:	January 31 and July 31, commencing January 31, 2021
Optional Redemption Provisions:	Prior to April 30, 2026, make-whole call at any time at a discount rate of Treasury plus 50 basis points; par call at any time on and after April 30, 2026
CUSIP / ISIN:	144A: 98310W AS7 / US98310WAS70 Regulation S: U98340 AD1 / USU98340AD19
Joint Book-Running Managers:
BofA Securities, Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
Barclays Capital Inc.
Credit Suisse Securities (USA) LLC
Goldman Sachs & Co. LLC
MUFG Securities Americas Inc.
Scotia Capital (USA) Inc.
SunTrust Robinson Humphrey, Inc.
Wells Fargo Securities, LLC

Co-Managers:	HSBC Securities (USA) Inc. Comerica Securities, Inc. U.S. Bancorp Investments, Inc.
Use of Proceeds:
The issuer intends to use the net proceeds of this offering for general corporate purposes, which may include the repayment of outstanding indebtedness under its secured revolving credit facility, the future repayment of its 5.625% secured notes due March 2021 and the payment of related fees and expenses.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Credit ratings are subject to change depending on financial and other factors.
The issuer expects that delivery of the notes will be made to investors on or about July 24, 2020, which will be the fourth business day following the trade date (such settlement being referred to as “T+4”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date hereof or on the next succeeding business day will be required, by virtue of the fact that the notes initially settle in T+4 , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date hereof or on the next succeeding business day should consult their advisors.

SCHEDULE IV-2

This communication is confidential and is for your information only and is not intended to be used by anyone other than you. This communication does not purport to be a complete description of these notes or the offering. Please refer to the Preliminary Offering Memorandum, as supplemented hereby, for a complete description.
This communication is being distributed solely to persons reasonably believed to be “qualified institutional buyers,” as defined in Rule 144A under the Securities Act, and certain non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act.
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE IV-3

SCHEDULE V
Restrictions on Offers and Sales Outside the United States
In connection with offers and sales of Securities outside the United States:
(a)    Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.
(b)    Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:
(i)    Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.
(ii)    None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.
    (iii)    At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:
The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.
(iv)    Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

SCHEDULE V-1

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.
(c)    Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of the Offering Memorandum, any Issuer Written Communication or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

SCHEDULE V-2

D-2